EXHIBIT 99.1

DRILLING INITIATED AT GOLDEN CREST

and

VOTING RESULTS FROM ANNUAL MEETING HELD JUNE 19, 2025

Golden Crest Drilling

DENVER, CO – June 19, 2025 - Solitario Resources Corp. (“Solitario”) (NYSE American: XPL; TSX: SLR) announces that it has commenced drilling at its Golden Crest Project in South Dakota.  Current plans call for up to 8,000 meters of drilling in the Golden Crest and Ponderosa areas of the Project for 2025.  Drilling will test new surface gold anomalies and follow-up on previous mineralized areas from last year’s drilling campaign.

Chris Herald, President and CEO of Solitario, commented “We are pleased with the initiation of drilling at Golden Crest and the potential to build on the exploration success we have previously reported at our Golden Crest project in South Dakota.  We look forward to reporting the results of this year’s campaign in the coming months.

Report of Voting Results of the Annual Meeting

Solitario is pleased to report the results of its Annual General Meeting of Shareholders at which holders of 46,809,118 shares of common stock were present in person or by proxy.  The four matters identified below were submitted to a vote of the shareholders.  Each proposal is more fully described in Solitario’s definitive proxy statement filed with the Securities and Exchange Commission dated April 28, 2025.

1.

Election of Directors. Six directors were elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified, with each director receiving the votes below:

Shares voted

Name	For	Withheld	Broker Non-Votes
John Labate	36,709,921 (95.86% of shares voting)	1,584,390	8,514,807
James Hesketh	28,812,899 (75.50% of shares voting)	9,381,412	8,514,807
Christopher E. Herald	37,923,481 (99.03% of shares voting)	370,830	8,514,807
Gil Atzmon	37,346,238 (97.52% of shares voting)	948,073	8,514,807
Joshua D. Crumb	37,393,704 (97.65% of shares voting)	900,607	8,514,807
Debbie Mino-Austin	37,318,979 (97.45% of shares voting)	975,332	8,514,807

2.

Advisory Vote on Executive Compensation: The shareholders approved the following resolution concerning the compensation of Solitario’s named executive officers, with 31,364,442 shares voting for (81.90% of shares voting), 678,139 shares voting against, 6,251,730 shares abstaining, and 8,514,807 broker non-votes.

“RESOLVED THAT: Solitario shareholders approve the compensation of Solitario’s named executive officers, as disclosed in the Company’s proxy statement, dated April 28, 2025, pursuant to the compensation disclosure rules of the SEC set forth in Item 402 of Regulation S-K, including, but not limited to, the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement for the 2025 annual meeting.”

3.

Increase in the number of authorized shares: The shareholders approved an amendment to Solitario’s Articles of Incorporation to increase the number of authorized shares of Solitario’s common stock, par value $0.01 per share (the “Common Stock”) to 200,000,000 shares, with 39,518,949 shares voting for (84.43% of shares voting) 1,658,231 shares voting against and 5,631,938 shares voting to abstain.

4.

Appointment of Auditors. The appointment of Assure CPA, LLC as Solitario’s auditors for fiscal year 2025 was ratified, with 41,181,729 shares voting for (87.98% of shares voting), 29,922 shares voting against, 5,597,466 shares voting to abstain.

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About Solitario

Solitario is a natural resource exploration and development company focused on high-quality Tier-1 gold and zinc projects. The Company’s common stock is traded on the NYSE American (“XPL”) and on the Toronto Stock Exchange (“SLR”). In addition to its Golden Crest project, Solitario holds 50% joint venture interest (Teck Resources 50%) in the high-grade, Lik zinc deposit in Alaska and a 39% joint venture interest (Nexa Resources holds the remaining 61% interest) on the high-grade Florida Canyon zinc project in Peru. Solitario is carried to production through its joint venture arrangement with Nexa.  Additional information about Solitario is available online at www.solitarioxr.com.

Solitario has a long history of committed Environmental, Social and Responsible Governance (“ESG”) of its business. We realize ESG issues are also important to investors, employees and all stakeholders, including communities in which we work. We are pledged to operate our business in a manner that supports environmental and social initiatives and responsible corporate governance.

FOR MORE INFORMATION CONTACT:

Christopher E. Herald President & CEO (303) 534-1030, Ext. 1

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